AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 2001

                                                      REGISTRATION NO. 333-#####

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                NBT BANCORP INC.
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                        16-1268674
         --------                                        ----------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
                 ----------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                NBT BANCORP INC. DIRECTORS RESTRICTED STOCK PLAN
                ------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                DARYL R. FORSYTHE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                NBT BANCORP INC.
          52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815 (607) 337-2265
          -------------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                BRIAN D. ALPRIN, ESQ. AND LAURENCE S. LESE, ESQ.
                          DUANE, MORRIS & HECKSCHER LLP
     1667 K STREET, N.W., SUITE 700, WASHINGTON, D.C. 20006 (202) 776-7800

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
TITLE OF           AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
SECURITIES         TO BE           OFFERING             AGGREGATE           REGISTRATION
TO BE REGISTERED   REGISTERED (1)  PRICE PER SHARE (2)  OFFERING PRICE (2)  FEE
----------------------------------------------------------------------------------------


COMMON STOCK,      20,000 SHARES   $13.24               $264,800            $67(3)
$.01 PAR VALUE
PER SHARE


(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED IN THE EVENT OF A STOCK DIVIDEND OR SPLIT, RECAPITALIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION, COMBINATION OR EXCHANGE OF SHARES, OR OTHER SIMILAR CORPORATE CHANGE.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND BASED, PURSUANT TO RULE 457(H)(1), UPON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON NOVEMBER 2, 2001, A DATE WITHIN FIVE BUSINESS DAYS PRIOR TO THE FILING OF THIS REGISTRATION STATEMENT.

(3) PURSUANT TO RULE 457(P) UNDER THE SECURITIES ACT OF 1933, THE REGISTRATION FEE THAT WOULD OTHERWISE BE PAYABLE UNDER RULE 457 WITH REGARD TO THE SUBJECT REGISTRATION STATEMENT IS HEREBY OFFSET AGAINST A PORTION OF THE REGISTRANT'S $52,137.22 REGISTRATION FEE THAT IT PAID TO THE SEC ON AUGUST 1, 2000 WHEN IT FILED ITS REGISTRATION STATEMENT ON FORM S-4, FILE NO. 333-42714, WHICH REGISTRATION STATEMENT THE REGISTRANT SUBSEQUENTLY WITHDREW BY SEC FORM RW ON OCTOBER 6, 2000. THE BALANCE OF THAT FEE WAS OFFSET BY THE $36,038 FILING FEE WITH RESPECT TO THE REGISTRANT'S FORM S-4 REGISTRATION STATEMENT, FILE NO. 333-66472, FILED ON AUGUST 1, 2001, AND BY THE $8,269 FILING FEE WITH RESPECT TO THE REGISTRANT'S FORM S-8 REGISTRATION STATEMENT, FILE NO. 333-71830, FILED ON OCTOBER 18, 2001, LEAVING A "RULE 457(P) ACCOUNT BALANCE OF $7,830.22. BY OFFSETTING THE REGISTRATION FEE OTHERWISE DUE BY THE REGISTRANT'S FILING THE SUBJECT REGISTRATION STATEMENT, THE REGISTRANT HAS A "RULE 457(P) ACCOUNT BALANCE" OF $7,763.22.

         AN INDEX TO EXHIBITS IS INCLUDED ON PAGE 8 OF THIS FORM S-8.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the note to Form S-8, the document containing the information specified in Items 1 and 2 of Part I of the Form S-8 is not being filed with the Commission as part of this Registration Statement, but will be sent or given to participants as specified by Rule 428(b)(1).

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 - Incorporation of Certain Documents by Reference
--------------------------------------------------------

         The following documents and portions of documents filed by NBT Bancorp Inc. ("Bancorp") with the Commission are hereby incorporated into this Registration Statement by reference:

         (a) Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (c) Bancorp's Current Reports on Form 8-K filed on January 3, 2001, June 5, 2001, June 22, 2001 and July 27, 2001;

         (d)    (i)   Bancorp's Form 8-A/A filed with the SEC on May 9, 2000;

                (ii)  Bancorp's Form 8-A/A filed with the SEC on February 24,
                      2000;

                (iii) The description of Bancorp's Common Stock as set forth under the caption "DESCRIPTION OF NBT CAPITAL STOCK" presented in the prospectus portion of NBT's Form S-4 Registration Statement, SEC File No. 333-66472, filed with the Commission on August 1, 2001 and NBT's SEC Rule 424(b)(3) prospectus filed with the Commission on September 10, 2001.

         Bancorp additionally incorporates by reference herein all documents to be subsequently filed by Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4 - Description of Securities
----------------------------------

         This Item is omitted because Bancorp's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5 - Interests of Named Experts and Counsel
-----------------------------------------------

         Members of Duane, Morris & Heckscher LLP, counsel for Bancorp, own shares of Bancorp common stock. The fair market value of this stock ownership exceeds $50,000 but represents less than .1% of Bancorp's outstanding shares. Under the regulations of the Commission, Duane, Morris & Heckscher LLP may be deemed to have a substantial interest in Bancorp.

Item 6 - Indemnification of Directors and Officers
--------------------------------------------------

         Bancorp's bylaws contain provisions providing that Bancorp shall indemnify any person who was or is a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Bancorp, or is or was serving at the request of Bancorp as a director of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized by the Delaware General Corporation Law.

         Bancorp's Certificate of Incorporation provides that a director of Bancorp shall not be personally liable to Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Bancorp or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under ss. 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

Item 7 - Exemption from Registration Claimed
--------------------------------------------

         This Item is omitted because it is not applicable.

Item 8 - Exhibits
-----------------

         The exhibits to this registration statement are listed in the Exhibit Index included elsewhere herein.

Item 9 - Undertakings
---------------------

RULE 415 OFFERING

         The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on the 31st day of October, 2001.

                                      NBT BANCORP INC.


                                      By: /s/ Daryl R. Forsythe
                                          ---------------------
                                          Daryl R. Forsythe
                                          President, Chief Executive Officer
                                          and Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


     Signature                          Title                          Date
     ---------                          -----                          ----

/s/ Daryl R. Forsythe         President, Chief Executive Officer and   October 31, 2001
----------------------        Chairman of the Board of Directors
Daryl R. Forsythe             (Principal Executive Officer)


/s/ Michael J. Chewens        Executive Vice President and             October 31, 2001
----------------------        Chief Financial Officer (Principal
Michael J. Chewens            Financial and Accounting Officer)


/s/ J. Peter Chaplin          Director                                 October 31, 2001
----------------------
J. Peter Chaplin

/s/ Richard Chojnowski        Director                                 October 31, 2001
----------------------
Richard Chojnowski

/s/ Gene E. Goldenziel        Director                                 October 31, 2001
----------------------
Gene E. Goldenziel

/s/ Peter B. Gregory          Director                                 October 31, 2001
----------------------
Peter B. Gregory

/s/ William C. Gumble         Director                                 October 31, 2001
----------------------
William C. Gumble

/s/ Bruce D. Howe             Director                                 October 31, 2001
----------------------
Bruce D. Howe

/s/Andrew S. Kowalczyk, Jr.   Director                                 October 31, 2001
---------------------------
Andrew S. Kowalczyk, Jr.

/s/ John C. Mitchell          Director                                 October 31, 2001
----------------------
John C. Mitchell

/s/ Joseph G. Nasser          Director                                 October 31, 2001
----------------------
Joseph G. Nasser

                                       6


/s/ William L. Owens          Director                                 October 31, 2001
----------------------
William L. Owens

/s/ Paul O. Stillman          Director                                 October 31, 2001
----------------------
Paul O. Stillman


                                INDEX TO EXHIBITS

         The following documents are attached as exhibits to this Form S-8 or, if annotated by the symbol *, are incorporated by reference as Exhibits to previous filings of the Registrant with the Commission.

Exhibit
Number
------

5.1         Opinion of Duane, Morris & Heckscher LLP.

23.1        Consent of Duane, Morris & Heckscher LLP
              (contained in their opinion filed as Exhibit 5.1).

23.2        Consent of KPMG LLP.

99.1 NBT Bancorp Inc. Directors Restricted Stock Plan (in the form of a restricted stock agreement).

                                        8